Exhibit 1.1


                          2,200,000 CAPITAL SECURITIES

                             BREMER CAPITAL TRUST I

                      ______% CUMULATIVE CAPITAL SECURITIES
              (LIQUIDATION PREFERENCE OF $25 PER CAPITAL SECURITY)

                               PURCHASE AGREEMENT

                                                             _____________, 2001

U.S. BANCORP PIPER JAFFRAY INC.
DAIN RAUSCHER WESSELS,
  a division of Dain Rauscher Incorporated
U.S. Bancorp Center
c/o U.S. Bancorp Piper Jaffray Inc.
800 Nicollet Mall
Minneapolis, Minnesota 55402


Ladies and Gentlemen:

         Bremer Financial Corporation, a Minnesota corporation (the "Company"), and its fiduciary subsidiary, Bremer Capital Trust I, a statutory business trust organized under the Delaware Business Trust Act (the "Delaware Act") (the "Trust" and together with the Company, the "Offerors"), propose that the Trust issue and sell to U.S. Bancorp Piper Jaffray Inc. and Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, (the "Underwriters") an aggregate of 2,200,000 of the Trust's ____% Cumulative Capital Securities, with a liquidation preference of $25.00 per capital security (the "Capital Securities"), the terms of which are more fully described in the Prospectus (as hereinafter defined). The Offerors propose that the Trust issue the Capital Securities pursuant to an Amended and Restated Trust Agreement among Wilmington Trust Company, as Property Trustee and Delaware Trustee, the administrative trustees named therein (the "Regular Trustees") and the Company (the "Trust Agreement"). The Capital Securities will be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise (the "Guarantee") pursuant to a Preferred Securities Guarantee Agreement (the "Guarantee Agreement"), to be dated _______________, 2001, between the Company and Wilmington Trust Company, as trustee (the "Guarantee Trustee").

         The proceeds of the sale of the Capital Securities will be used to purchase junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures") issued by the Company pursuant to an Indenture, to be dated ____________, 2001, between the Company and Wilmington Trust Company as trustee as supplemented by a First Supplemental Indenture to be dated ___________________, 2001, between the Company and Wilmington Trust Company as trustee (as supplemented, the "Indenture").

         The Offerors hereby confirm their agreement with respect to the sale of the Capital Securities to the Underwriters.

         1. Registration Statement and Prospectus. A registration statement on Form S-2 (File No. 333-___________) with respect to the Capital Securities, the Guarantee and the Junior Subordinated Debentures, including a preliminary form of prospectus, has been prepared by the Offerors in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations thereunder and has been filed with the Commission; and, if the Offerors have elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Offerors will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b). Copies of such registration statement(s) and amendments and each related preliminary prospectus have been delivered to the Underwriters.

         If the Offerors have elected not to rely upon Rule 430A of the Rules and Regulations, the Offerors have prepared and will promptly file an amendment to the registration statement and an amended prospectus (including a term sheet meeting the requirements of Rule 434 of the Rules and Regulations) if necessary to complete the Prospectus. If the Offerors have elected to rely upon Rule 430A of the Rules and Regulations, they will prepare and file a prospectus (or a term sheet meeting the requirements of Rule 434) pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. Such registration statement, as amended at the time it is or was declared effective by the Commission, and, in the event of any amendment thereto after the effective date and prior to the Closing Date (as hereinafter defined), such registration statement as so amended (but only from and after the effectiveness of such amendment), including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rules 430A(b) and 434(d) of the Rules and Regulations, is hereinafter called the "Registration Statement". The prospectus included in the Registration Statement at the time it is or was declared effective by the Commission is hereinafter called the "Prospectus", except that if any prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations provided by the Offerors for use with a prospectus subject to completion within the meaning of Rule 434 in order to meet the requirements of Section 10(a) of the Rules and Regulations) filed by the Offerors with the Commission pursuant to Rule 424(b) (and Rule 434, if applicable) of the Rules and Regulations or any other such prospectus provided to you by the Offeror for use in connection with the offering of the Capital Securities (whether or not required to be filed by the Offeror with the Commission pursuant to Rule 424(b) of the Rules and Regulations) differs from the prospectus on file at the time the Registration Statement is or was declared effective by the Commission, the term "Prospectus" shall refer to such differing prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) from and after the time such prospectus is filed with the Commission or transmitted to the Commission for filing pursuant to such Rule 424(b) (and Rule 434, if applicable) or from and after the time it is first provided to you by the Offeror for such use. The term "Preliminary Prospectus" as used herein means the preliminary prospectus included in any Registration Statement prior to the time it becomes or became effective under the Act and any prospectus subject to completion as described in Rule 430A or 434 of the Rules and Regulations.

         2. Representations and Warranties of the Offerors.

                  (a) The Offerors represent and warrant to, and agree with, the Underwriters as follows:

                           (i) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and the Preliminary Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from the Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Offerors by either Underwriter for use in the preparation thereof.

                           (ii) As of the time the Registration Statement (or any post-effective amendment thereto, including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the
         Act) is or was declared effective by the Commission, upon the filing or first delivery to the Underwriters of the Prospectus (or any supplement to the Prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations)) and at the Closing Date (as hereinafter defined), (A) the Registration Statement and Prospectus (in each case, as so amended and/or supplemented) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations and the Registration Statement and Prospectus (in each case as so amended and/or supplemented) conformed or will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations thereunder, (B) the Registration Statement (as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus (as so supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to
         (i) statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Offerors by either Underwriter specifically for use in the preparation thereof and (ii) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification ("Form T-1") under the Trust Indenture Act. If the Registration Statement has been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the Offeror's knowledge, threatened by the Commission. The Company meets the requirements for use of Form S-2.

                           (iii) The documents of the Company incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                           (iv) The consolidated financial statements of the Company, together with the related notes, incorporated by reference in the Registration Statement, Preliminary Prospectus and Prospectus comply in all material respects with the requirements of the Act and the Exchange Act and fairly present the consolidated financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved and the independent public accountants whose reports are contained therein are independent public accountants as required by the Act and the Rules and Regulations. The summary financial information included in the Preliminary Prospectus and Prospectus under the captions "Selected Consolidated Financial Data," "Summary

         Consolidated Financial Data" and "Capitalization," present fairly the information required to be stated therein. The Registration Statement, Preliminary Prospectus and Prospectus include all pro forma financial information required by the Act and the Rules and Regulations.

                           (v) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Minnesota and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), supervised by the Board of Governors of the Federal Reserve System (the "FRB"). The only subsidiaries of the Company other than the Trust, (each a "Subsidiary" and collectively the "Subsidiaries") and the percentage of issued and outstanding shares of stock of each such Subsidiary owned of record and beneficially by the Company are set forth in Exhibit A attached hereto. Each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization as the case may be. Each of the Company and its Subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation in good standing under the corporation and financial services laws of each jurisdiction in which the conduct of its business or ownership or lease of its properties requires such qualification and where the failure to be so qualified would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, prospects, assets, results of operations or properties of the Company and its Subsidiaries taken as a whole. Other than the foregoing Subsidiaries and the Trust, the Company, directly or indirectly, owns no capital stock or other equity, ownership or proprietary interest in any company, partnership, association, trust or other entity. The accounts of each of the Company's Subsidiaries which are banks are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC") up to the maximum applicable amount in accordance with the rules and regulations of the FDIC, and no proceedings for the termination or revocation of such membership or insurance are pending, or, to the knowledge of the Company, threatened.

                           (vi) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act with full trust power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement, the Capital Securities, the Common Securities and the Trust Agreement and is authorized to do business in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the Company's condition (financial or otherwise), earnings, business, prospects, assets, results of operations or properties taken as a whole; the Trust has conducted and will conduct no business other than the transactions contemplated by the Trust Agreement and described in the Prospectus; the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus; the Trust is and will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

                           (vii) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Trust nor the Company, nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock (other than dividends paid in the ordinary course with respect to shares of the Company's common stock (the

         "Common Stock") or any of its Subsidiaries' common stock); and there has not been any change in the capital stock or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Trust, the Company or any of its Subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in the general affairs, condition (financial or otherwise), business, key personnel, property, prospects, net worth or results of operations of the Trust or the Company and its Subsidiaries, taken as a whole.

                           (viii) Except as set forth in the Registration Statement and the Prospectus or in the documents incorporated therein by reference, there is not pending or, to the knowledge of the Trust or the Company, threatened or contemplated, any action, suit or proceeding to which the Trust or the Company or any of its Subsidiaries is a party or to which any of their property or assets is the subject, before or by any court or governmental agency, authority or body, or any arbitrator.

                           (ix) There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement and Prospectus or be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which contracts or documents have not been so described or filed.

                           (x) Each of this Agreement, the Indenture, the Trust Agreement and the Guarantee has been duly authorized, executed and delivered by the Company and/or the Trust, as the case may be, and constitutes a valid, legal and binding obligation of the Company and/or the Trust, as the case may be, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement, the Indenture, the Trust Agreement and the Guarantee Agreement and the consummation of the transactions herein or therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company or the Trust is a party or by which it is bound or to which any of its property is subject, the Company's articles or bylaws, the Trust's Trust Agreement or its certificate of trust filed with the State of Delaware on April __, 2001 (the "Certificate of Trust") or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or the Trust or any of the properties of either the Company or the Trust; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Indenture, the Trust Agreement and the Guarantee or for the consummation of the transactions contemplated hereby or thereby, including the issuance or sale of the Junior Subordinated Debentures by the Company and the Capital Securities by the Trust, except such as may be required under the Act or state securities or blue sky laws; each of the Company and the Trust has full power and authority to enter into this Agreement, the Indenture, the Trust Agreement and the Guarantee and to authorize, issue and sell the Junior Subordinated Debentures or the Common Securities and the Capital Securities, as the case may be, as contemplated by this Agreement; and each of the Indenture, the Trust Agreement and the Guarantee Agreement has been duly qualified under the Trust Indenture Act and will conform in all material respects to the statements relating thereto in the Registration Statement and the Prospectus.

                           (xi) All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued, in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the holders thereof are not subject to personal liability by reason of being such holders; and the capital stock of the Company conforms to the description thereof in the Registration Statement and Prospectus. Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's articles, bylaws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Neither the filing of the Registration Statement nor the registration of the Capital Securities gives rise to any rights for or relating to the registration of any shares of Common Stock or other capital stock of the Company. All of the issued and outstanding shares of capital stock of each of the Company's Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement and Prospectus and except for any directors' qualifying shares, the Company owns, of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. Except as described in the Registration Statement and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any Subsidiary of the Company any shares of the capital stock of the Company or any Subsidiary of the Company. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus.

                           (xii) The Junior Subordinated Debentures have been duly authorized by the Company and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity, will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to the statements relating thereto in the Prospectus, and will be owned by the Trust free and clear of any security interest, pledge, lien, encumbrance, claim or equity.

                           (xiii) The Common Securities have been duly authorized by the Trust and, when issued and delivered by the Trust to the Company against payment therefor as described in the Registration Statement and Prospectus, will be validly issued and (subject to the terms of the Trust Agreement) fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will conform to all statements relating thereto contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Date all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                           (xiv) The Capital Securities have been duly authorized by the Trust and, when issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable undivided beneficial interests in the Trust, will be entitled to the benefits of the Trust Agreement and will in all material respects conform to the statements relating thereto contained in the Prospectus; the issuance of the Capital Securities is not subject to preemptive or other similar rights; and holders of Capital Securities will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit.

                           (xv) The Indenture, the Trust Agreement and the Guarantee Agreement are in substantially the respective forms filed as exhibits to the Registration Statement.

                           (xvi) The Company's obligations under the Guarantee are subordinated and junior in right of payment to all "Senior Debt" (as defined in the Indenture) of the Company.

                           (xvii) The Junior Subordinated Debentures are subordinate and junior in right of payment to all "Senior Debt" of the Company and the $16.5 million in indebtedness incurred by the Company in connection with its February 9, 2001, trust preferred offering is not "Senior Debt".

                           (xviii) Each of the Regular Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement.

                           (xix) The Trust and the Company and each of its Subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect, and the Trust and the Company and each of its Subsidiaries is and has been in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except to the extent that the failure to comply would not have a material adverse effect on the condition (financial or otherwise), earnings, business, prospects, assets, results of operations or properties of the Trust and the Company and its Subsidiaries taken as a whole. None of the Trust, the Company or any Subsidiary has received notice of or has knowledge of any basis for any proceeding or action relating specifically to the Trust, the Company or its Subsidiaries for the revocation or suspension of any such consent, authorization, approval, order, license, certificate or permit or any other action or proposed action by any regulatory authority having jurisdiction over the Trust, the Company or its Subsidiaries that would have a material adverse effect on the Trust, the Company or any Subsidiary.

                           (xx) The Company and its Subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement and Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests or other encumbrances or defects except such as are described in the Registration Statement and the Prospectus or which do not interfere in any material respect with the use of the property on the conduct of the business of the Company and its Subsidiaries. The property held under lease by the Company and its Subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the current or proposed conduct of the business of the Company or its Subsidiaries; the Company and each of its Subsidiaries owns or possesses all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Registration

         Statement and Prospectus; except as stated in the Registration Statement and Prospectus, to the best of the Company's knowledge, no name which the Company or any of its Subsidiaries uses and no other aspect of the business of the Company or any of its Subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others material to the business or prospects of the Company and neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement or fee.

                           (xxi) Neither the Company nor any of its Subsidiaries is in violation of its respective charter or bylaws; the Trust is not in violation of the Trust Agreement or its Certificate of Trust; none of the Company, any of its Subsidiaries or the Trust is in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company, any of its Subsidiaries or the Trust is subject.

                           (xxii) The Trust and the Company and its Subsidiaries have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Trust, the Company or any of its Subsidiaries is contesting in good faith. The Company and its Subsidiaries have also filed all required applications, reports, returns and other documents and information with all state and federal savings bank authorities and agencies.

                           (xxiii) The Offerors have not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Capital Securities and the Common Stock other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

                           (xxiv) The Trust, the Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (xxv) Other than as contemplated by this Agreement or described in the Registration Statement, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby.

                           (xxvi) Neither the Trust, the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

                           (xxvii) No report or application filed by the Trust, the Company or any of its Subsidiaries with the FRB, Office of the Comptroller of Currency (the "OCC") or the FDIC, as of the date it was filed, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading when made or failed to comply with the applicable requirements of the FRB, OCC, or the FDIC, as the case may be.

                           (xxviii) The proceeds from the sale of the Capital Securities will constitute "tier 1" capital (as defined in 12 C.F.R.
         Part 225).

                           (xxix) Neither of the Offerors nor any of their affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

                           (xxx) Neither the Company nor any Subsidiary has received or is subject to any directive, order or supervisory agreement or arrangement from the FRB, the FDIC, the OCC or any other regulatory authority to make any material change in the method of conducting their respective businesses that has not been complied with in all material respects.

                           (xxxi) Deloitte & Touche LLP, which has certified the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants with respect to the Company as required by the Act and the rules and regulations thereunder.

                           (xxxii) The Capital Securities have been approved for listing on the American Stock Exchange upon official notice of issuance under the symbol "_________" and, on the date the Registration Statement became or becomes effective, the Company's Registration Statement on Form 8-A or other applicable form under Exchange Act, became or will become effective.

                           (xxxiii) The Purchase and Assumption Agreement dated
as of January 30, 2001, between the Company's bank subsidiary and Firstar Bank, National Association (the "Branch Acquisition Agreement") constitutes a valid, legal and binding obligation enforceable against the Company and the Company's bank subsidiary in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. All conditions to closing contained in the Branch Acquisition Agreement have been fulfilled except those that are to be fulfilled at such closing. The Branch Acquisition Agreement conforms in all material respects to the description thereof contained in the Registration Statement, Preliminary Prospectus and Prospectus.

                           (xxxiv) The Company carries, or is covered by,
insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

                           (xxxv) None of the Directed Securities (as defined
below) distributed in connection with the Directed Securities Program (as defined below) will be offered or sold oustide of the United States.

                  (b) Any certificate signed by any officer of the Company or a trustee of the Trust and delivered to either Underwriter or to counsel for either Underwriter shall be deemed a representation and warranty by the Company to you as to the matters covered thereby.

         3. Purchase, Sale and Delivery of Capital Securities; Advisory Fee.

                  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Trust agrees to issue and sell ____________________ Capital Securities to you, and you agree to purchase the Capital Securities from the Trust at a purchase price per Capital Security of $25.00 per share. As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Capital Securities (together with the entire proceeds from the sale by the Trust to the Company of the Common Securities) will be used to purchase the Junior Subordinated Debentures, the Company hereby agrees to pay at the Closing Date to you, a commission per Capital Security equal in amount to ________ percent (______%) of the gross proceeds from the sale of the Capital Securities to be delivered by the Trust hereunder at the Closing Date.

                  It is understood that _____ of the Capital Securities ("Directed Securities") will initially be reserved by the Underwriters for offer and sale to employees and persons having business relationships with the Company ("Directed Securities Participants") upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers ("Directed Securities Program"). Under no circumstance will the Representatives or any Underwriter be liable to the Offerors or to any Directed Securities Participant for any action taken or omitted to be taken in good faith in connection with such Directed Securities Program. To the extent that any Directed Securities are not affirmatively reconfirmed for purchase by any Directed Securities Participant on or immediately after the date of this Agreement, such Directed Securities may be offered to the public as part of the public offering contemplated hereby. The Offerors agree to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Securities Program, including counsel fees and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Securities Program.

                  The Capital Securities will be delivered by the Company to you against payment of the purchase price therefor by certified or official bank check or same day funds payable to the Company at the offices of U.S. Bancorp Piper Jaffray Inc., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third (or if the Capital Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, on the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the "Closing Date." Delivery of the Capital Securities may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by you. Certificates representing the Capital Securities, in definitive form and in such denominations and registered in such names as you may request upon at least two business days' prior notice to the Company shall be prepared and will be made available for checking and packaging, not later than 10:30 a.m., Central time, on the business day next preceding the Closing Date at the offices of U.S. Bancorp Piper Jaffray Inc., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

                  It is understood that each Underwriter may (but shall not be obligated to) make payment to the Company on behalf of the other Underwriter for the Securities to be purchased by such

Underwriter. Any such payment shall not relive such other Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute either of the Underwriters an unincorporated association or partner with either or both Offerors.

         4. Covenants.

                  (a) The Offerors jointly and severally covenant and agree with the Underwriters as follows:

                           (i) If the Registration Statement has not already been declared effective by the Commission, the Offerors will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Offerors will notify you promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information; if the Offerors have elected to rely on Rule 430A of the Rules and Regulations, the Offerors will prepare and file a Prospectus (or term sheet within the meaning of Rule 434 of the Rules and Regulations) containing the information omitted therefrom pursuant to Rule 430A of the Rules and Regulations with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b), 430A and 434, if applicable, of the Rules and Regulations; if the Offerors have elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Offerors will prepare and file a registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b); the Offerors will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) that, in your opinion, may be necessary or advisable in connection with your distribution of the Capital Securities; and the Offerors will not file any amendment or supplement to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

                           (ii) The Offerors will advise the Underwriters, promptly after they shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Capital Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Offerors will promptly use their best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

                           (iii) Within the time during which a prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) relating to the Capital Securities is required to be delivered under the Act, each of the Offerors will comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Capital Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Offerors will promptly notify the Underwriters and will amend the Registration Statement or supplement the Prospectus (at the expense of the Offerors) so as to correct such statement or omission or effect such compliance.

                           (iv) The Offerors will use their best efforts to qualify the Capital Securities and the Junior Subordinated Debentures for sale under the securities laws of such jurisdictions as the Underwriters may reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Capital Securities, except that the Offerors shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

                           (v) The Offerors will furnish to the Underwriters and counsel for the Underwriters copies of the Registration Statement (three of which will be signed and will include all consents and exhibits filed therewith), each of the Preliminary Prospectuses, the Prospectus, and all amendments and supplements (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to such documents, in each case as soon as available and in such quantities as each Underwriter may from time to time reasonably request.

                           (vi) During a period of five years commencing with the date hereof, the Offerors will furnish to the Underwriters copies of all periodic and special reports furnished to its security holders and holders of the Capital Securities and all information, documents and reports filed with the Commission.

                           (vii) The Offerors will make generally available to its security holders and holders of the Capital Securities as soon as practicable, but in any event not later than 15 months after the end of such Offeror's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

                           (viii) The Offerors, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 8(a) hereof or is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incident to the performance of the obligations of each Offeror under this agreement,
         (B) all expenses and fees (including, without limitation, fees and expenses of each Offeror's accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters' counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Capital Securities, each Preliminary Prospectus, the Prospectus, and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda, (C) all filing fees and fees and disbursements of the Underwriters' counsel incurred in connection with the qualification of the Capital Securities for offering and sale by you or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate,
         (D) the fees and expenses of any transfer agent or registrar, (E) the filing fees incident to any required review by the National Association of Securities Dealers, Inc. ("NASD") of the terms of the sale of the Capital Securities, (F) listing fees, if any, (G) the fees and expenses of the Delaware Trustee, including the fees and disbursements of counsel for the Delaware Trustee in connection with the Indenture and Junior Subordinated Debentures, (H) the fees and expenses of the Property Trustee, including the fees and disbursements of counsel for the Property Trustee in connection with the Trust Agreement and the Certificate of Trust, and (I) all other costs and expenses incident to the performance of the Offerors' obligations hereunder that are not otherwise specifically provided for herein. If the sale of the Capital Securities provided for herein is not consummated by reason of action by either Offeror pursuant to Section 8(a) hereof which prevents this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of either Offeror to perform any agreement on its part to be performed, or because any other condition of your obligations hereunder required to be fulfilled by either Offeror is not fulfilled, the Offerors will reimburse you for all out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Capital Securities or in contemplation of performing their obligations hereunder. Neither Offeror shall in any event be liable to you for loss of anticipated profits from the transactions covered by this Agreement.

                           (ix) The Offerors will apply the net proceeds from the sale of the Capital Securities to be sold by the Trust hereunder for the purposes set forth in the Prospectus and will file such reports with the Commission with respect to the sale of the Capital Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

                           (x) The Offerors will use their best efforts to maintain the designation of the Capital Securities on the American Stock Exchange.

                           (xi) The Offerors have not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of either Offeror to facilitate the sale or resale of the Capital Securities.

                           (xi) Neither Offeror will incur any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                           (xii) The Offerors will inform the Florida Department of Banking and Finance at any time prior to the consummation of the distribution of the Capital Securities by you if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba. Such information will be provided within 90 days after the commencement thereof or after a change occurs with respect to previously reported information.

                           (xiii) In connection with the Directed Securities Program to ensure that the Directed Securities will be restricted to the extent required by the National Association of Securities Dealers or the rules of such association from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement, the Offerors will direct the transfer agent to place stop-transfer restrictions upon such securities for such period of time. Should the Offerors release, or seek to release, from such restrictions any of the Directed Securities, the Offerors agree to reimburse the Underwriters for any reasonable expense (including, without limitation, legal expenses) they incur with such release.

                           (xiv) The Offerors will file with the Commission such periodic and special reports as required by the Rules and Regulations.

         5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and at the Closing Date (as if made at the Closing Date), of and compliance with all representations, warranties and agreements of the Offerors contained herein, to the performance by each Offeror of its obligations hereunder and to the following additional conditions:

                  (a) The Registration Statement shall have become effective not later than 5:00 p.m., Central time, on the date of this Agreement, or such later time and date as you shall approve and all filings required by Rules 424, 430A and 434 of the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued and no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

                  (b) The Underwriters shall not have advised the Company or the Trust that the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

                  (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Trust, the Company nor any of its Subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its Subsidiaries, or any material adverse change or any development involving a prospective material adverse change (whether or not arising in the ordinary course of business), in the general affairs, condition (financial or otherwise), business, key personnel, property, prospects, net worth or results of operations of the Trust or the Company and its Subsidiaries, taken as a whole, that, in your judgment, makes it impractical or inadvisable to offer or deliver the Capital Securities on the terms and in the manner contemplated in the Prospectus.

                  (d) On the Closing Date, there shall have been furnished to the Underwriters the opinion of Winthrop & Weinstine, P.A., counsel for the Offerors, dated the Closing Date and addressed to the Underwriters, to the effect that:

                           (i) Each of the Company and its Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company is duly registered as a bank holding company under the BHC Act. The deposit accounts of each of the Company's Subsidiaries that is a bank are insured by the FDIC, and, to the knowledge of such counsel, no proceedings for the termination or revocation of such membership or insurance are pending or threatened. Each of the Company and its Subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or lease of real property or the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, condition (financial or otherwise) or properties of the Company and its Subsidiaries, taken as a whole.

                           (ii) All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and the holders thereof are not subject to personal liability by reason of being such holders. Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company pursuant to the Company's articles, bylaws or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company is bound. To the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Junior Subordinated Debentures or Capital Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company.

                           (iii) All of the issued and outstanding shares of capital stock of each of the Company's Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, to the best of such counsel's knowledge, except as otherwise described in the Registration Statement and Prospectus and except for directors' qualifying shares, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances in the case of the Subsidiaries set forth on Exhibit A attached hereto, that percentage of shares of the issued and outstanding shares of such Subsidiaries' stock as is set forth on such Exhibit A. To the best of such counsel's knowledge, except as described in the Registration Statement and Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any of its Subsidiaries any shares of the capital stock of any Subsidiary of the Company.

                           (iv) All of the issued and outstanding Common Securities of the Trust are owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

                           (v) The Trust Agreement has been duly qualified under the Trust Indenture Act.

                           (vi) The Junior Subordinated Debentures are in the form contemplated by the Indenture, have been duly authorized, executed and delivered by the Company and, when authenticated by the Delaware Trustee in the manner provided for in the Indenture and delivered against payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

                           (vii) The obligations of the Company under the Junior Subordinated Debentures are subordinate and junior in right of payment to all "Senior Debt" (as defined in the Indenture) of the Company and the $16.5 million in indebtedness incurred by the Company in connection with its February 9, 2001, trust preferred offering is not "Senior Debt".

                           (viii) Neither the Company nor the Trust is an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act.

                           (ix) Under current law, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; accordingly, for United States federal income tax purposes each beneficial owner of Capital Securities will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures, and stated interest on the Junior Subordinated Debentures generally will be included in income by a holder of Capital Securities at the time such interest income is paid or accrued in accordance with such holder's regular method of tax accounting.

                           (x) For federal income tax purposes, (a) the Junior Subordinated Debentures will constitute indebtedness of the Company and
         (b) the interest on the Junior Subordinated Debentures will be deductible by the Company on an economic accrual basis in accordance with Section 163(e) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation Section 1.163-7.

                           (xi) To the best of such counsel's knowledge and information after due inquiry, the Trust is not required to be authorized to do business in any other jurisdiction and the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus.

                           (xii) The Trust Agreement has been duly authorized, executed and delivered by the Company and the Regular Trustees.

                           (xiii) The Registration Statement has become effective under the Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of such counsel, threatened by the Commission.

                           (xiv) The statements set forth in the Prospectus under the caption "Federal Income Tax Consequences" constitute a fair and accurate summary of the matters addressed therein, based upon current law and the assumptions stated or referred to therein. The statements in the Prospectus under the caption "Description of the Capital Securities", "Description of the Junior Subordinated Debentures", Description of the Capital Securities Guarantee", and "Effect of Obligations Under the Junior Subordinated Debentures and the Capital Securities Guarantee" insofar as such statements constitute matters of law applicable to the Offerors or summaries of documents, fairly present the information required to be included therein in all material respects. The descriptions in the Registration Statement and Prospectus of statutes, regulations, legal and governmental proceedings or rulings, contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel does not know of any statutes, regulations or legal or governmental proceedings or of any contracts or other documents required to be described in the Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

                           (xv) The reports of the Company incorporated by reference in the Registration Statement and the Prospectus or any further amendment or supplement thereto made by the Company (other than the financial statements, other financial data and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

                           (xvi) The Company and its respective bank subsidiaries have full corporate power and authority and the Trust has full trust power and authority to enter into this Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement and the Branch Acquisition Agreement to which it is a party and to issue the Junior Subordinated Debentures and Capital Securities, as the case may be, and to effect the transactions contemplated by this Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement and the Branch Acquisition Agreement to which it is a party, and each of this Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement and the Branch Acquisition Agreement is duly authorized, executed and delivered by the Company and the Trust, as applicable, and constitutes a valid, legal and binding obligation of the Company and the Trust, as applicable, enforceable in accordance with its terms (except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity). The execution, delivery and performance of this Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement, the Capital Securities, the Common Securities, the Junior Subordinated Debentures, the Guarantee and the Branch Acquisition Agreement and the consummation of the transactions herein or therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, any agreement or instrument known to such counsel to which the Company, its bank subsidiaries, or the Trust is a party or by which either is bound or to which any of their property is subject, the Company's articles or bylaws, the Company's bank subsidiaries' charter or bylaws, or the Trust's Certificate or any order or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company and its respective bank subsidiaries or the Trust or any of its respective properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement, the Capital Securities, the Junior Subordinated Debentures, the Guarantee or the Branch Acquisition Agreement, or for the consummation of the transactions contemplated hereby or thereby, including the issuance or sale of the Junior Subordinated Debentures by the Company and the Common Securities and Capital Securities by the Trust, except (a) such as may be required under the Act, which has been obtained, or under state securities or blue sky laws, and (b) the qualification of the Trust Agreement, the Guarantee Agreement and the Indenture under the Trust Indenture Act and the regulations thereunder.

                           (xvii) The Registration Statement and the Prospectus, and any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), comply as to form in all material respects with the requirements of the Act and the Rules and Regulations; and on the basis of conferences with officers of the Company, examination of documents referred to in the Registration Statement and Prospectus and such other procedures as such counsel deemed appropriate, nothing has come to the attention of such counsel that causes such counsel to believe that the Registration Statement or any amendment thereof, at the time such Registration Statement became effective and as of the Closing Date (including any Registration Statement filed under Rule 462(b) of the Rules and Regulations), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (as of their respective dates and as of the Closing Date), as amended or supplemented, includes any untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data included in any of the documents mentioned in this clause.

                  In rendering such opinion such counsel may rely (i) as to matters of law other than the Delaware General Corporate Law, Minnesota and federal law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and you are justified in relying thereon and (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Company and its Subsidiaries and of public officials provided that the extent of such reliance is specified in such opinion.

                  (e) The favorable opinion, dated as of Closing Date, of Richards, Layton & Finger, counsel to Wilmington Trust Company, as Property Trustee under the Trust Agreement, Delaware Trustee under the Indenture, and Guarantee Trustee under the Guarantee Agreement, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                           (i) Wilmington Trust Company is duly incorporated and is validly existing in good standing as a banking corporation under the laws of the State of Delaware.

                           (ii) Wilmington Trust Company has the power and authority to execute, deliver and perform its obligations under the Trust Agreement, the Indenture and the Guarantee Agreement.

                           (iii) Each of the Trust Agreement, the Indenture and the Guarantee Agreement have been duly authorized, executed and delivered by Wilmington Trust Company and constitutes a legal, valid and binding obligation of Wilmington Trust Company, enforceable against Wilmington Trust Company, in accordance with its terms.

                           (iv) The execution, delivery and performance by Wilmington Trust Company of the Trust Agreement, the Indenture and the Guarantee Agreement do not conflict with or constitute a breach of the charter or by-laws of Wilmington Trust Company.

                           (v) No consent, approval or authorization of, or registration with or notice to, any governmental authority or agency of the State of Delaware or the United States of America governing the banking or trust powers of Wilmington Trust Company is required for the execution, delivery or performance by the Wilmington Trust Company of the Trust Agreement, the Indenture and the Guarantee Agreement.

                  (f) The favorable opinion, dated as of Closing Date, of Richards, Layton & Finger, as special Delaware counsel for the Offerors, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                           (i) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act, and all filings required as of the date hereof under the Delaware Act with respect to the creation and valid existence of the Trust as a business trust have been made.

                           (ii) Under the Trust Agreement and the Delaware Act, the Trust has the trust power and authority to own property and to conduct its business, all as described in the Prospectus.

                           (iii) The Trust Agreement constitutes a valid and binding obligation of the Company and each of the Property Trustee and the Regular Trustees, and is enforceable against the Company and each of the Property Trustee and the Regular Trustees, in accordance with its terms.

                           (iv) Under the Trust Agreement and the Delaware Act, the Trust has the trust power and authority (i) to execute and deliver, and to perform its obligations under, this Agreement, and (ii) to issue, and to perform its obligations under, the Capital Securities and the Common Securities.

                           (v) Under the Trust Agreement and the Delaware Act, the execution and delivery by the Trust of this Agreement, and the performance by the Trust of its obligations under this Agreement, have been duly authorized by all necessary trust action on the part of the Trust.

                           (vi) Under the Delaware Act, the certificate attached to the Trust Agreement as Annex I is an appropriate form of certificate to evidence ownership of the Capital Securities. The Capital Securities and the Common Securities have been duly authorized by the Trust Agreement and are duly and validly issued and, subject to the qualifications hereinafter expressed in this paragraph (vi), fully paid and non-assessable undivided beneficial interests in the assets of the Trust. The respective holders of the Capital Securities and the Common Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the respective holders of the Capital Securities and the Common Securities may be obligated, pursuant to the Trust Agreement, to make certain payments under the Trust Agreement.

                           (vii) Under the Trust Agreement and the Delaware Act, the issuance of the Capital Securities and the Common Securities is not subject to preemptive or similar rights.

                           (viii) The issuance and sale by the Trust of the Capital Securities and the Common Securities, the purchase by the Trust of the Junior Subordinated Debentures, the execution, delivery and performance by the Trust of this Agreement and the Guarantee Agreement, the consummation by the Trust of the transactions contemplated by this Agreement and compliance by the Trust with its obligations under this Agreement do not violate (a) any of the provisions of the Certificate of Trust or the Trust Agreement, or (b) any applicable Delaware law or Delaware administrative regulation.

                           (ix) No authorization, approval, consent or order of any Delaware court or any Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely in connection with the issuance and sale by the Trust of the Common Securities or the Capital Securities or the performance by the Trust of its obligations under the Declaration or this Agreement.

                           (x) The Capital Security holders (other than those Capital security holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware or any political subdivisions or taxing authority thereof.

                  (g) On the Closing Date, there shall have been furnished such opinion or opinions from Faegre & Benson LLP, counsel for the Underwriters, dated the Closing Date and addressed to the Underwriters, with respect to the formation of the Company, the validity of the Capital Securities, the Indenture, the Guarantee Agreement, this Agreement, the Registration Statement, the Prospectus and other related matters as the Underwriters reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

                  (h) On the Closing Date you shall have received a letter from Deloitte & Touche LLP, dated the Closing Date and addressed to the Underwriters, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, that the Trust is and will be treated as a consolidated Subsidiary of the Company pursuant to generally accepted accounting principles, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of each said firm with respect to the financial information and other matters covered by its letter delivered to the Underwriters concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on the Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

                  (i) On the Closing Date, there shall have been furnished to you, a certificate, dated the Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

                           (i) The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and each of the Offerors have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Capital Securities for offering or sale has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

                           (iii) The signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), and (A) such documents contain all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (C) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Trust, the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock (other than dividends paid in the ordinary course with respect to shares of the Company's Common Stock or any of its Subsidiaries' common stock), and except as disclosed in the Prospectus, there has not been any change in the capital stock, or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any of its Subsidiaries, or any material adverse change or any development involving a prospective material adverse change (whether or not arising in the ordinary course of business), in the general affairs, condition (financial or otherwise), business, key personnel, property, prospects, net worth or results of operations of the Trust or the Company and its Subsidiaries, taken as a whole, and (D) except as stated in the Registration Statement and the Prospectus, there is not pending, or, to the knowledge of the Company or the Trust, threatened or contemplated, any action, suit or proceeding to which the Trust, the Company or any of its Subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and its Subsidiaries, taken as a whole.

                  (j) On the Closing Date, there shall have been furnished to the Underwriters, a certificate, dated the Closing Date and addressed to the Underwriters, signed by the Regular Trustees, to the effect that:

                           (i) The representations and warranties of the Trust in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and the Trust has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Capital Securities for offering or sale has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

                           (iii) The signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), and (a) such documents contain all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (C) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Trust has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital securities, and except as disclosed in the Prospectus, there has not been any change in the capital securities, or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital securities, of the Trust or any material adverse change or any development involving a prospective material adverse change (whether or not arising in the ordinary course of business), in the general affairs, condition (financial or otherwise), business, key personnel, property, prospects, net worth or results of operations of the Trust, and (D) except as stated in the Registration Statement and the Prospectus, there is not pending, or, to the knowledge of the Trust, threatened or contemplated, any action, suit or proceeding to which the Trust is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Trust.

                  (k) The Offerors shall have furnished to you and to your counsel such additional documents, certificates and evidence as you or they may have reasonably requested.

                  All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

         6. Indemnification and Contribution.

                  (a) The Offerors agree to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which you may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rules 430A and 434(d) of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Capital Securities ("Marketing Materials"), including any roadshow or investor presentations made to investors by the Offerors (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Offerors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Offerors by the Underwriters specifically for use in the preparation thereof.

                  In addition to its other obligations under this Section 6(a), each of the Company and the Trust agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), it will reimburse you on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Offerors' obligation to reimburse you for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, you shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by U.S. Bank, National Association (the "Prime Rate"). Any such interim reimbursement payments which are not made to you within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Offerors may otherwise have.

                  (b) Each Underwriter will indemnify and hold harmless the Company and the Trust against any losses, claims, damages or liabilities to which the Company and the Trust may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with your written consent), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you for use in the preparation thereof, and will reimburse the Company and the Trust for any legal or other expenses reasonably incurred by the Company and the Trust in connection with investigating or defending against any such loss, claim, damage, liability or action.

                  (c) The Company agrees to indemnify the Trust against all loss, liability, claim damage and expense whatsoever, which may become due from the Trust under subsection (a).

                  (d) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Underwriters, it is advisable for the underwriters as a group to be represented by separate counsel, the Underwriters shall have the right to employ a single counsel (in addition to any required local counsel) to represent all Underwriters who may be subject to a liability arising from any claim in respect of which indemnity may be sought by the Underwriters under this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and remitted to the Underwriters for payment to such counsel as such fees and expenses are incurred (in accordance with the provisions of the second paragraph in subsection (a) above). An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing.

                  (e) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Trust on the one hand and the Underwriters on the other from the offering of the Capital Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Trust on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Trust or the Underwriters and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Trust and you agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Capital Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (f) The obligations of the Offerors under this Section 6 shall be in addition to any liability which the Company and the Trust may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company or the Trust within the meaning of the Act.

                  (g) The Underwriters severally confirm and the Company and the Trust acknowledge that the statements with respect to the public offering of the Capital Securities by the Underwriters set forth on the cover page of, and the concession and reallowance figures appearing under the caption "Underwriting" in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company or the Trust by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

                  (h) In connection with the offer and sale of the Directed Securities, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of the Directed Securities Participants to pay for and accept delivery of the Directed Securities which, by the end of the day following the date of this Agreement, were subject to a properly confirmed agreement to purchase such Directed Securities.

         7. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Offerors herein or in certificates delivered pursuant hereto, and the agreements of the Offerors and you contained in Section 6 hereof shall remain operative and in full force and effect regardless of any investigation made by you or on your behalf or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons or the Trust or any if its trustees, or controlling persons and shall survive delivery of, and payment for, the Capital Securities to and by the Underwriters hereunder.

         8. Effective Date of this Agreement and Termination.

                  (a) This Agreement shall become effective at 10:00 a.m., Central time, on the first full business day following the effective date of the Registration Statement, or at such earlier time after the effective time of the Registration Statement as the Underwriters in their discretion shall first release the Capital Securities for sale to the public; provided, that if the Registration Statement is effective at the time this Agreement is executed, this Agreement shall become effective at such time as the Underwriters in their discretion shall first release the Capital Securities for sale to the public. For the purpose of this Section, the Capital Securities shall be deemed to have been released for sale to the public upon release by you of the publication of a newspaper advertisement relating thereto or upon release by the Underwriters of telexes offering the Capital Securities for sale to securities dealers, whichever shall first occur. By giving notice as hereinafter specified before the time this Agreement becomes effective, the Underwriters, the Trust or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except that the provisions of Section 4(a)(viii) and Section 6 hereof shall at all times be effective.

                  (b) The Underwriters shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date, if (i) either Offeror shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of your obligations hereunder is not fulfilled, (iii) trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market System shall have been suspended or limited or minimum prices shall have been established on such Exchange or System, (iv) a banking moratorium shall have been declared by federal or state banking authorities, or (v) there has occurred any material adverse change in the financial markets in the United States or an outbreak of major hostilities (or an escalation thereof) in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Capital Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(viii) and Section 6 hereof shall at all times be effective.

                  (c) If the Underwriters elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Offerors shall be notified promptly by the

Underwriters by telephone or telegram, confirmed by letter. If the Trust or the Company elects to prevent this Agreement from becoming effective, the Underwriters shall be notified by the Trust or the Company by telephone or telegram, confirmed by letter.

         9. Default by the Trust or the Company. If the Trust shall fail at the Closing Date to sell and deliver the number of Capital Securities which it is obligated to sell hereunder or the Company fails to deliver the number of Junior Subordinated Debentures required to be delivered pursuant to the Trust Agreement, then this Agreement shall terminate without any liability on the part of any non-defaulting party. No action taken pursuant to this Section shall relieve the Trust or the Company so defaulting from liability, if any, in respect of such default.

         10. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to you, shall be mailed, telegraphed or delivered to U.S. Bancorp Piper Jaffray Inc., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402; if to the Company, shall be mailed, telegraphed or delivered to it at 445 Minnesota Street, Suite 2000, St. Paul, MN 55101, Attention: Robert B. Buck; if to the Trust, shall be mailed, telegraphed or delivered to it at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration. All notices given by telegram shall be promptly confirmed by letter. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

         11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Capital Securities from any of the Underwriters.

         12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to the conflicts of laws provisions thereof.

         13. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

                            [Signature Page Follows]

                  Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Offerors and you in accordance with its terms.

                                        Very truly yours,

                                        BREMER FINANCIAL CORPORATION



                                        By
                                           -------------------------------------
                                           Its
                                               ---------------------------------


                                        BREMER CAPITAL TRUST I



                                        By
                                           -------------------------------------
                                           Its
                                               ---------------------------------


Confirmed as of the date first
above mentioned.

U.S. BANCORP PIPER JAFFRAY INC.



By
   -----------------------------------
      Managing Director



DAIN RAUSCHER INCORPORATED


By
   -----------------------------------
      Managing Director

                                   SCHEDULE I



                                                             Number of
Underwriter                                                  Capital Securities
-----------                                                  ------------------

U.S. Bancorp Piper Jaffray Inc.
Dain Rauscher Incorporated

         Total..........................................

                                                                       EXHIBIT A

                          BREMER FINANCIAL CORPORATION

                                  SUBSIDIARIES


                                                                   OWNERSHIP
SUBSIDIARY BANK:                        LOCATION                   PERCENTAGE
                                        --------                   ----------

Bremer Bank, National Association       Alexandria, MN              100.000%
Bremer Bank, National Association       Brainerd, MN                100.000%
Bremer Bank, National Association       Grand Forks, ND             100.000%
Bremer Bank, National Association       International Falls, MN     100.000%
Bremer Bank, National Association       Marshall, MN                100.000%
Bremer Bank, National Association       Menomonie, WI               100.000%
Bremer Bank, National Association       Minot, ND                   100.000%
Bremer Bank, National Association       Moorhead, MN                100.000%
Bremer Bank, National Association       St. Cloud, MN               100.000%
Bremer Bank, National Association       South St. Paul, MN          100.000%
Bremer Bank, National Association       Wilmar, MN                  100.000%


NONBANK SUBSIDIARIES:


Bremer Business Finance Corporation     St. Paul, MN                100.000%
Bremer Trust, National Association      St. Paul, MN                100.000%
Bremer Insurance Agencies, Inc.         St. Paul, MN                100.000%
Bremer Life Insurance Company           St. Paul, MN                *[________%]
Bremer Capital I                        St. Paul, MN                100.000%